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                                                                    Exhibit 10.1

                       SALE-PURCHASE PROMISSORY AGREEMENT
                      pertaining to the property located in

                        19 Thomas Masaryk St., Sector 2

                                    Bucharest

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The Parties have asked for the authentication of this.

This Sale-Purchase Promissory Agreement ("the Promissory Agreement") has been concluded on 11/06/2003 ("Signing Date") between:

         (A) Constantin Cristian Fusneica, Romanian citizen, single, residing in Romania, Bucharest, Bd. Tineretului no. 41, bl. 52, sc.1, apt. 44, sector 4, holding ID series RT no. 112591 issued by the Police Section #14 on 08/07/2000; and

             Luminita-Mari-Jeane Eftimie, residing in Romania, Bucharest, Str. Spatarul Nicolae Milescu no. 25, apt. 2, sector 2, holding ID series RD no. 128659 issued by the Police Section #9 on 09/15/2000 and NICOLAE EFTIMIE, Romanian citizen, married, residing in Romania, Bucharest, Str. Spatarul Nicolae Milescu no. 25, apt. 2, sector 2, holding ID series RD no. 027595 issued by the Police Section #9 on 05/22/1998, husband and wife; and

             S.C. Hathor Impex S.R.L., fiscal code R2636269, registration number J40/3375/1991, based in Bucharest, Str. Spatar Nicolae Milescu 25, sector 2, duly represented by Mrs. Luminita-Mari-Jeane Eftimie as Administrator,

             Acting as Promissory Sellers ("Promissory Sellers"); and

         (B) CATALYST SEMICONDUCTOR ROMANIA S.R.L, a company incorporated under the Romanian laws, registration number 15125827, based in Str. Argentina no. 5, sector 1, Bucharest, Romania, duly represented by Mr. Horia Profeta, as General Manager ("Promissory Buyer"),

             (either Promissory Sellers and Promissory Buyer hereinafter called "the Party" and altogether "the Parties").

WHEREAS:

         A. In accordance with the Sales Contract authenticated under no. 1015 of 02/19/1997, concluded between Popescu A. Alin Alexandru and Cantacuzino Elena Maria, on one hand, and Constantin Cristian Fusneica, on the other hand, the later became the exclusive owner of the land of 450 square meters of area, located in the City of Bucharest, Str. Thomas Masaryk no. 19, sector 2, having the following neighbors: East: Str. Sfantul Spiridon, South: Str. Thomas Masaryk, West: building on Str. Thomas Masaryk no. 17,
             North: building on Str. Sfantul Spiridon no. 3, according to the map attached to this Promissory Agreement as Appendix 1, registered with the Land Register under no. 10906 at the Court of Sector 2 through the resolution no. 7616/2001 and having the provisional land registration number 3843 (hereinafter called "The Land");

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         B.  In accordance with the Association Contract authenticated under no.
             795 of 03/03/2003 concluded between Constantin Cristian Fusneica and Nicolae Eftimie, the Promissory Sellers associated to build on the Land a residence of about 2,400 square meters of area in total;

         C. According to the Land Register certificate no. 10906 dated 11/05/2003 (attached hereto as Appendix 3), on the Signing Date the Land is jointly held by the Promissory Sellers as follows:
             Constantin Cristian Fusneica holds 41% and Nicolae Eftimie holds
             59%.

         D. In accordance with the contract concluded between Fusneica Constantin Cristian, Eftimie Nicolae and SC Hathor SRL, authenticated by Miu and Molcut, Notary Public, under no. 4055 dated 11/05/2003, SC Hathor SRL has acquired from Mr. Eftimie Nicolae and holds 29% of the Land and of the residential building built on the Land and is the general contractor for the completion of building;

         E. The Promissory Sellers intend to turn the building into an office building of about 2,400 square meters of area in total, located on Str. Thomas Masaryk no. 19, Sector 2, ("THE BUILDING") in strict compliance with the Book of Specifications (hereto attached as Appendix 4) under the Construction Project provided and financed by the Promissory Buyer, (as result from the Certificate of Urbanism no. 2131/249M dated 10/21/2003).

The parties agree to conclude this Promissory Agreement under the following terms and conditions:

1        Definitions

In this Promissory Agreement, unless otherwise specified, the following words will have the following meaning:

Promissory Agreement is this Promissory Agreement, including all its appendices that are integral part of the Promissory Agreement, as further amended and completed by the Parties from time to time;

Land Register is the archive/register of documents regarding the ownership titles of the estates and the charges thereupon, held by the Court of Bucharest, sector 2;

Book Of Specifications includes the constructor's specifications and drawings, together with all documents that describe the subject, standards, designing criteria (if applicable) and the works schedule, as agreed between the Parties, including any modification thereof in accordance with the provisions of the Promissory Agreement. The Book of Specifications is attached hereto as Appendix 4.

Additional Expenses are the expenses incurred in relation with the connection to utilities and conclusion of utility supply contracts on behalf of the Promissory Buyer,

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as well for the construction of particular works requested by the Promissory
Buyer, included in the Book of Specifications;

Provisional Contractual Reception Commission is the body consisting in a representative of the Promissory Buyer and 1-3 specialists appointed by the Promissory Buyer, who certifies the completion of each construction phase for the Building in accordance with the Book of Specifications and Construction Project, as well with any other specific norm in the field;

Preliminary Contractual Reception Commission is the body consisting in the representatives of the Promissory Buyer and the representatives of the Promissory Sellers, which certified the completion of the Building in accordance and strict compliance with the Book of Specifications and Construction Project. Each Party may decide to be assisted by specialists, appointed in this respect by each of the Parties.

Property Sale-Purchase Contract is the sale - purchase contract pertaining to the transfer of the ownership title of the Property, whose project is attached as Appendix 2 of this Promissory Agreement, which will be concluded between the Promissory Sellers and the Promissory Buyer on the Transaction Date under the terms and conditions herein;

Building Completion Date is the date when the Building is completed in compliance with the Book of Specifications and Construction Projects, but not later than 1 August 2004;

Transaction Date is the date when the Parties conclude the original Property Sale-Purchase Contract, but not later than 10 working days after the signing without any objection of the Preliminary Reception Report for the Building in accordance with the provisions of this Promissory Agreement;

Purchase Price is the Property price that will be paid by the Promissory Buyer to the Promissory Sellers under the terms and conditions in this Promissory Agreement and Property Sale-Purchase Contract, being 2,000,000 (two million) US dollars plus VAT for the share pertaining to the Promissory Seller SC Hathor Impex SRL;

Provisional Contractual Reception Report is the document made and concluded under the terms and conditions in this Promissory Agreement upon the completion of each construction phase in accordance with the Book of Specifications and Construction Project;

Preliminary Contractual Reception Minutes is the document made and concluded under the terms and conditions in this Promissory Agreement upon the Building Completion Date, by which the Parties acknowledge the completion of the Building as per and in compliance with the Book of Specifications and Construction Project;

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Construction Project is the technical documentation for the construction of the
Building, including the construction characteristics and specifications for the elements of the strength resistance and for the other construction elements that provide for functionality and safe utilization, as well the installation drawings, architectural plans for each level, land scheme, elevations, crossing sections, together with the technical memorandum that describes the particular characteristics of the Building;

Property is the Land and the Building as completed under the Construction Project in compliance with the Book of Specifications;

Contractual Reception is the operation carried out under this Promissory Agreement, by which the Promissory Buyer acknowledges the construction and completion of the Building in strict compliance with the Book of Specifications and Construction Project;

Building Completion Date is August 1st, 2004, when the Building will be finalized in strict compliance with the Book of Specifications and Construction Project.

Working Day is any day from Monday to Friday inclusive, other than the holidays in Romania.

2        Subject matter of Promissory Agreement

2.1. The Promissory Sellers hereby express their firm will to sell to the Promissory Buyer the Property free and clear of all liens and cumbrances, consisting in the Land and the completed Building, after the completion of the Building under the terms and conditions of this Promissory Agreement, and a Sale-Purchase Contract (attached in Appendix 2) will be concluded between the Promissory Sellers and the Promissory Buyer within 10 working days after the execution of the Minutes of Preliminary Reception of the Building.

2.2. The Promissory Buyer hereby express his firm will to buy from the Promissory Sellers the Property free and clear of all liens and cumbrances, consisting in the Land and completed Building, after the completion of the Building under the terms and conditions of this Promissory Agreement, and a Sale-Purchase Contract (attached in Appendix 2) will be concluded between the Promissory Sellers and the Promissory Buyer within 10 working days after the execution of the Minutes of Preliminary Reception of the Building.

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2.3. The Promissory Sellers hereby express their firm will to continue the construction and completion of the Building on the Land in accordance with the Book of Specifications and Construction Project provided and paid by the Promissory Buyer (Appendix 4).

3        Price of Property Sale-Purchase Contract

The Property Sale-Purchase Contract will determine the Purchase Price as follows:

3.1. On the Transaction Date, the Promissory Sellers will sell and the Promissory Buyer will buy the Property for the Purchase Price.

3.2. The Promissory Buyer hereby expresses his firm will to buy the Property from the Promissory Sellers for a purchase price of 2,000,000 US dollars (Purchase Price) plus VAT due for the price share pertaining to the Promissory Seller SC Hathor Impex SRL, as follows:

         -  Mr. Constantin Cristian Fusneica: 788,000 US dollars;

         -  Mr. Nicolae Eftimie: 634,000 US dollars;

         - SC Hathor Impex SRL: 578,000 US dollars plus VAT representing 109,820 US dollars.

3.3. Separately from the Purchase Price, the Promissory Buyer agrees to pay the Promissory Sellers up to 80,000 (eighty thousand) US dollars the expenses related to the connection to utilities and conclusion of utility contracts on behalf of the Promissory Buyer, as well the expenses incurred for any works requested by the Promissory Buyer and included in the Book of Specifications ("Additional Expenses"), as follows:

         -  Mr. Constantin Cristian Fusneica: 32,000 US dollars;

         -  Mr. Nicolae Eftimie: 26,000 US dollars;

         - SC Hathor Impex SRL: 22,000 US dollars plus VAT representing 4,180 US dollars.

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4        Payment of Purchase Price and Additional Expenses

4.1. The payment of the Purchase Price and Additional Expenses will be made by the Promissory Buyer at the moment of the execution of the Property Sale-Purchase Contract and under it, into the bank accounts indicated by the Promissory Sellers within the content of the Property Sale-Purchase Contract.

4.2. All monies specified in the Promissory Agreement will be denominated in US dollars but paid in Lei at the exchange rate ROL/US dollar valid on the payment date at the bank where the Promissory Sellers have opened accounts for the payment purposes. All payment to be made by the Promissory Sellers will be considered valid if made by the Promissory Buyer by the following coordinates:

Bank: Citibank SA Bucharest
Address: Bucharest

For Mr. Constantin Cristian Fusneica

Account: 37 38 019

For Mr. Nicolae Eftimie

Account: 35 09 001

For SC Hathor Impex SRL

Account: 799 606 003

5        Transfer of ownership title of the Property

The Property Sale-Purchase Contract will determine the transfer of the ownership title of the Property as follows:

5.1. The transfer of ownership title of the Property free and clear of all liens and cumbrances from the Promissory Sellers to the Promissory Buyer will be made on the day when the Promissory Buyer pays the Purchase Price.

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6        Interpretation

In this Promissory Agreement, unless otherwise resulting from the text, the structure of clauses in this Promissory Agreement exclusively serves for easing the orientation within the document.

7        Guaranties

7.1      Guaranties of Promissory Sellers

         7.1.1 On the Signing Date, the Promissory Sellers will provide the Promissory Buyer with a letter of credit issued by Citibank SA Romania, in his favor and amounting to 200,000 (two hundred thousand) US dollars. The letter of credit shall be valid until August 20, 2004;

         7.1.2 The letter of credit may be executed by the Promissory Buyer in the following cases:

                  a. The Promissory Sellers fail to complete the works by the Building Completion Date (respectively August 1st, 2004); and/or

                  b. After the completion of the Building and execution of the Preliminary Reception Minutes, the Promissory Sellers refuse to sign the Property Sale-Purchase Contract (in the form agreed and attached to this Promissory Agreement).

7.2      Guaranties of the Promissory Buyer

         7.2.1 On the Signing Date, the Promissory Buyer will provide the Promissory Sellers with a letter of credit issued by Wells Fargo Bank N.A., amounting to 200,000 (two hundred thousand) US dollars. The letter of credit shall be valid until August 20, 2004;

         7.2.2 The letter of credit may be executed by the Promissory Sellers in case the Promissory Buyer gives up in writing the renunciation of the Property purchase, at any moment between the Signing Date and the Transaction Date.

7.3. Both bank guaranties may be cancelled upon the written consent of both Parties issued with the conclusion of the Property Sale-Purchase Contract.

7.4. Additional guaranties

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The liability of either Party will not be limited to the amounts in the bank guaranties obtained by the Parties under art. 7.1. and 7.2. above, in case either Party proves in accordance with the law that the damage incurred upon the non-performance of obligations by the other Party under this Promissory Agreement exceeds 200,000 (two thousand) US dollars.

8        Provisional Contractual Reception of the Building

8.1. The Parties hereby agree that during the construction of the Building according to the Construction Project, each completed construction phase will be accepted by the Promissory Buyer based on Provisional Contractual Reception Minutes.

8.2. Within maximum 3 working days, the Promissory Sellers will send the Promissory Buyer a notice informing him about the completion of that phase.

8.3. Within maximum 3 working days after the receipt of the notice provided for at Article 8.2., the Promissory Buyer will notify the Promissory Sellers and the Provisional Contractual Reception Commission of the date established for the acceptance of the completed construction phase.

8.4. In case the Provisional Contractual Reception Commission finds out on the date provided for Article 8.3 above, any defect or incompliance with the construction specifications in the Book of Specifications and Construction Project, such defects will be specified in a report signed by the Provisional Contractual Reception Commission and by the Promissory Sellers. The signing parties will mutually agree a deadline for the correction of defects, which may not exceed the term established through the Book of Specifications and Construction project for the completion of that phase. Should the Provisional Contractual Reception Commission finds, upon the repair deadline, that the defects have been corrected and the construction phase has been completed in accordance with the provisions in the Book of Specifications and Construction Project, a new deadline will be determined for the reception of the construction phase. Otherwise, a new deadline for the correction of defects shall be agreed, only once, in accordance with the provisions of the present Article.

8.5. The acceptance of any construction phase of the Building will only be made through a Provisional Contractual Reception Report signed without any objection by the Provisional Contractual Reception Commission and by the Promissory Sellers.

8.6. The cost of the works remained to be commissioned upon the signing of the Preliminary Contractual Reception Report, determined under the Construction Project, may not exceed 10% of Purchase Price.

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8.7.  The Preliminary Contractual Reception Commission cannot act in the case where on the date when it is summoned in the conditions provided by the present Promissory Agreement, more than two completed construction phase of the Building have not been accepted by the Promissory Buyer in accordance with Article 8.5. herein. In the case where the Preliminary Contractual Reception Commission cannot act, as provided herein, the Promissory Agreement will fully terminate without any other formality or action in court.

9        Preliminary Contractual Reception of Building

9.1. Immediately after the legal reception of the Building upon the completion of the works by the Promissory Sellers, as owners, according to the laws pertaining to the reception of constructions and related installations, but not later than two (2) working days after the legal reception, the Promissory Sellers will notify the Promissory Buyer in writing about the date established for the conclusion of the Preliminary Contractual Reception Report.

9.2. The conclusion date of the Preliminary Contractual Reception Report may not be determined by the Promissory Buyer earlier than 5 (five) working days after the receipt by the Promissory Buyer of the notification sent under art.
9.1.1 herein.

9.3. On the agreed date, the Preliminary Contractual Reception Commission will come together at the Building address and will carry out the inspection for the making and signing of the Preliminary Contractual Reception Report.

9.4. In the case where on the date established for the reception of the Building, the Preliminary Contractual Reception Commission finds out any defect or incompliance with the construction specifications in the Book of Specifications and Construction Project, such defects will be specified in a report signed by the Preliminary Contractual Reception Commission. The Preliminary Contractual Reception Commission shall establish a deadline for the correction of defects, which may not exceed 15 Working Days. At the expiration of the deadline for the correction of defects, a new deadline for the contractual reception of the Building will be determined not later than 3 Working Days from the expiration of the deadline for the correction of the defects. In the case where after three consecutive deadlines for the correction of defects determined in accordance with the present article, the Promissory Buyer is not be satisfied with the correction of defects, the Promissory Buyer may sign the Preliminary Contractual Reception Minute, the Purchase Price being decreased accordingly with the value of the construction works which still should be executed. In the case where the Parties shall not agree upon the modality

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in which the Preliminary Contractual Reception should be made, the provisions of
Article 18.8. herein shall apply.

9.5. In case the Preliminary Contractual Reception Commission, acting as a representative of the Promissory Buyer, fails to come to the Building on the date established at art. 9.2 in this Promissory Agreement, the reception will be considered made and a Preliminary Contractual Reception Report will be made up, stating the written consent of the Promissory Buyer that he gives up the transaction envisaged in this Promissory Agreement.

9.6. If after the completion of the Building and execution of the Preliminary Contractual Reception Report, the Promissory Buyer refuses to sign the Property Sale-Purchase Contract as per this Promissory Agreement, then the Promissory Sellers will consider that as representing the written consent of the Promissory Buyer that he gives up the transaction specified in this Promissory Agreement.

10       Conditions Precedent to the Transaction

10.1 The Transaction Date will be the first working day when the following conditions precedent have been met to the full satisfaction of the Parties or when the parties have waived them explicitly in writing:

         10.1.1 Declarations and representations by the Parties in this Promissory Agreement and in the Property Sale-Purchase Contract are true, complete and accurate as of the date they have been made;

         10.1.2 All actions, agreements and approvals including but not limited to the permits, licenses, authorizations, powers, fees, costs or other acts, consents and approvals needed for the conclusion of the Property Sale-Purchase Contract have been obtained by the Parties under the terms of this Promissory Agreement;

         10.1.3 The Preliminary Contractual Reception Report has been signed without any objection within maximum 10 working days before the Transactions Date;

         10.1.4 The Promissory Sellers submits a valid excepts of the Land Register, showing that the Promissory Sellers are the only owners of the Property and that the Property is free and clear of all liens and cumbrances on the Transaction Date.

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         10.1.5   The Promissory Sellers submits a valid excerpts of fiscal
                  registration for the Property;

         10.1.6 The legal reception upon the completion of the works has been carried out by the Promissory Sellers as owners, under the terms and conditions in the laws pertaining to the reception of construction and related installations, in force on the reception date.

         10.1.7 The Promissory Sellers provides the Promissory Buyer with copies of all relevant documents pertaining to the status of the Property, including but not limited to:

                  (i) Contracts concluded between the Promissory Sellers, as owners of the Property, and the utility suppliers of the Building, including but not limited to the electricity, water, gas and sewerage supply contracts;

                  (ii) Technical documentation that grounded the construction and legal reception of the Building by the Promissory Sellers as owners, including the Book of the Building;

                  (iii) Construction license, as well as any other permit obtained by the Promissory Sellers in connection with the Building.

11       Declarations and Representations

11.1 Both Parties declare that the declarations and representations provided in this Promissory Contract and in the Property Sale-Purchase Contract are made in good faith, are complete and accurate as of the date they have been made.

11.2     Declarations and representations by the Promissory Sellers

         The Promissory Sellers declares and warrants the Promissory Buyer that on the Signing Date the following are true, complete and accurate:

         11.2.1 They have the capacity to enter this Promissory Agreement and carry out the obligations that derive from/or pertain to this Promissory Agreement;

         11.2.2 This Promissory Agreement has been concluded in a correct manner and provides valid and lawful obligations for the Promissory Sellers, and binding under this Promissory Agreement; and

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         11.2.3   They have not concluded any other promise to sell, dispose of or transfer in any way the Property to third parties, other than the Promissory Buyer.

11.3     Declarations and representations by the Promissory Buyer

         The Promissory Buyer declares and warrants the Promissory Sellers that on the Signing Date the following are true, complete and accurate:

         11.3.1 They have the capacity to enter this Promissory Agreement and carry out the obligations that derive from/or pertain to this Promissory Agreement; and

         11.3.2 This Promissory Agreement has been concluded in a correct manner and provides valid and lawful obligations for the Promissory Buyer, and binding under this Promissory Agreement.

12       Obligations of Promissory Sellers

12.1 The Promissory Sellers hereby undertakes to complete the construction of the Building on or by the Building Completion Date.

12.2 The Promissory Sellers undertakes to obtain by the Transaction Date all the permits (including, but not limited to the construction license that states that the destination of the Building is "office rooms"), license and approvals or any other deeds requested for the conclusion of the Property Sale-Purchase Contract and for the commissioning and effective operation of the Building by the Promissory Buyer. The Promissory Sellers undertakes to notify the Promissory Buyer within the term specified at art. 8.2. in this Promissory Agreement, about the completion of each construction phase in order to carry out the provisional reception of that phase;

12.3 The Promissory Sellers may not burden the Property through any lien, pledge or charge and may not enter any contract for the sale, lease or other obligation pertaining to the Property, which would bind the Promissory Buyer on the Transaction Date or thereafter, without the written previous consent of the Promissory Buyer.

12.4 After the conclusion of the Property Sale-Purchase Contract, the Promissory Sellers undertake within [____] working days to carry out on behalf of the Promissory Buyer all the legal procedures for the conclusion of new utility contracts between the Promissory Buyer and the utility suppliers related to the Building.

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13       Obligations of Promissory Buyer

13.1     The Promissory Buyer undertakes to:

         13.1.1 Execute the Property Sale-Purchase Contract on the Transaction Date ; and

         13.1.2 Pay for the costs of the Transaction, as follows: notary charges and charges for the registration of the Property Sale-Purchase Contract with the Land Register.

14       Joint Obligations

The Parties will act in good faith for the execution and performance or initiation of all measures for the implementation of all duties and obligations under this Promissory Agreement and under the Property Sale-Purchase Contract on the Transaction Date.

15       Termination of Promissory Agreement

15.1 Either Party agree to do its best to take or cause the taking of the measures for the implementation of or initiation of implementation of construction, and to assist and cooperate with the other Party in the execution of all acts that are requested, correct or needed for the conclusion of the Property Sale-Purchase Contract.

15.2 Should the Property Sale-Purchase Contract be not concluded under the terms and conditions in this Promissory Agreement, unless the Parties have otherwise agreed in writing, the Parties agree that:

         15.2.1 this Promissory Agreement will fully terminate without any other formality and action by a court; and

         15.2.2 the entitled Party will commence the procedure for the execution of the bank guaranty of the Party in default.

15.3     Should the Promissory Sellers fail to observe the obligation under art.
         12.3. in this Promissory Agreement and such breach is found out by the Promissory Buyer based on the information in the Land Register certificate, this Promissory Agreement will fully terminate without any other formality or action in court.

16       Transfer

16.1     Neither Party may:

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         16.1.1   Transfer, pledge, secure by, charge, sublease or divide,
                  partially or in full, its rights under this Promissory Agreement until the Transaction Date, sau

         16.1.2 Create any pledge, institute a lien, charge, transfer, option or other right or interest in favor of third parties, under this Promissory Agreement, directly or indirectly, in relation with the Property, or

         16.1.3 Make disposal deeds in relation with the Property until the Transaction Date.

17       Notices

17.1 Any notification, request or communication by either Party, which will be sent or made under this Promissory Agreement, will be made in writing. Such notification, request or communication will be duly served if delivered in person, by mail or fax to the addressee Party at the address mentioned below or at any other address notified by the Party to the Party that sends the notification, request or communication.

         For the Promissory Sellers the notifications will be made to Mr. Nicolae Eftimie:

         Address: Str Dimitrie Racovita no. 14, sector 2, Bucharest

         Fax: 32 60160

         e-mail: hathor@softnet.ro

         For the Promissory Buyer the notifications will be made to Mr. Horia
         Profeta:

         Address: Str. Argentina no. 5, sector 1, Bucharest

         Fax:  231 6743

         e-mail: Horia.Profeta@catsemi.ro

18       Miscellaneous

18.1 Neither amendment to this Promissory Agreement will be valid unless made in written and signed in original by both Parties. Verbal amendments will not be considered.

18.2 Any provisions in this Promissory Agreement, which will prove to be illegal, null or void, will not apply but will not cancel the other provisions in this Promissory Agreement.

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18.3     The Parties will do their best to agree the change of this Promissory
         Agreement as to include a new provision that will have the closest effect to the illegal, null or void provision.

18.4 Failure by either Party to exercise or realize any right to which it is entitled through this Promissory Agreement will not be considered as a waiver to that right and will not prevent the exercise or realization of such right at any further time or times.

18.5 This Promissory Agreement is also applicable and opposable to the Parties' successors.

18.6 All documents that will be provided, as well all the notifications netween the Parties in relation with this Promissory Agreement will be made in Romanian or, if made in another language, will have attached a certified translation which will be the official version for the Parties.

18.7 The terms and conditions in this Promissory Agreement will be governed and interpreted according to the Romanian law.

18.8 Any dispute arising from or connected with this Promissory Agreement, including the conclusions, execution or termination, will be settled by arbitrage by the International Court of Commercial Arbitrage at the Chamber of Commerce and Industry of Romania, according to its arbitration rules. The arbitration resolution will be final and binding.

18.9 Either Party undertakes to carry out all the procedures, documents, warrants, acts or thins with due diligence for the conclusion of the described transactions and to give effect to the terms in this Promissory Agreement.

18.10 The Promissory Buyer shall be bound of the obligations provided by the present Promissory Agreement, provided that all Promissory Sellers shall observe and fulfill the obligations provided herein.

18.11 This Promissory Agreement has been concluded in five (5) originals, one original for each Party and one original for the Notary Public.

18.12 This Promissory Agreement contains the entire agreement and understanding between the Parties regarding the transfer of the ownership title of the Property and replaces any other previous agreement made between the parties pertaining to the subject of this Promissory Agreement.

Signed by the Parties or through their duly representatives on the date below:

Signed by                        }

Constantin Cristian Fusneica     }

Signed by                        }

Nicolae Eftimie.                 }

Signed by                        }

SC HATHOR SRL through            }

Luminita-Mari-Jeane Eftimie

Signed by                        }

SC CATALYST SEMICONDUCTOR        }
ROMANIA SRL                      }

                                     - 17 -